UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2018 (July 30, 2018)

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2018, the Board of Directors (the “Board”) of Professional Diversity Network, Inc., a Delaware company (the “Company”) appointed Mr. Haibin Gong as a new member of the Board, effective immediately.

Mr. Gong, age 62, has extensive experience in the fashion industry in China and was one of the earliest Chinese international male models. Since April 2017, Mr. Gong has been serving as the Legal Representative of Jiangshan Culture and Tourism Development Co., Ltd. Since 2010, Mr. Gong has been serving as the Secretary General and Chief Negotiator of Asian Professional Modeling Committee. In addition, since 2010, Mr. Gong has been serving as President and Secretary General at “MRS GLOBE”, a beauty contest sponsored by the US charity WIN Fund for married women globally. MRS GLOBE has been held in various countries around the world since 1996, having global influence and receiving support from many celebrity politicians. Mr. Gong is very influential in the fashion and women circles in China. He also actively promotes interactions among various women’s associations and seminars, which greatly promotes the development of women’s career.

In connection with his appointment as a director to the Company, Mr. Gong shall receive an annual compensation of $5,000. Mr. Gong will also receive $500 for each Board meeting and phone conference he attends. In addition, Mr. Gong is granted $25,000 worth restricted stock units of the Company.

There are no understandings or arrangements between Mr. Gong and any other person pursuant to which Mr. Gong was selected as a director. There is no family relationship between Mr. Gong with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Except for the above disclosure, in the past two years there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the Mr. Gong had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Jiangping (Gary) Xiao
Jiangping (Gary) Xiao
Chief Financial Officer